Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED AND
COMBINED FINANCIAL DATA
     The following unaudited pro forma consolidated and combined financial information is based on our audited and unaudited consolidated and combined financial statements, adjusted to illustrate the pro forma effect of the June 21, 2006 refinancing and Crisa acquisition (“Transactions”).
     An unaudited pro forma consolidated and combined balance sheet is not provided, because the audited December 31, 2006 Libbey Inc. Consolidated Balance Sheet reflects the effect of the Transactions as they occurred on June 16, 2006. The audited December 31, 2006 Libbey Inc. Consolidated Balance Sheet is included in a previous filing with the United States Securities and Exchange Commission (the “SEC”). The unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2006 give effect to the Transactions as if they had occurred on January 1, 2006.
     The unaudited pro forma consolidated and combined financial information is for informational purposes only and is not intended to represent the consolidated and combined results of operations that we would have reported had the Transactions been completed as of the date presented, and should not be taken as indicative of our future consolidated results of operations.

Unaudited Pro Forma Consolidated and Combined Statements of Operations
(Dollars in thousands)

Year Ended	Libbey	Crisa	Acquisition	Refinancing	Pro Forma as
December 31, 2006	Historical(a)	Historical(b)	Adjustments(c)	Adjustments(d)	Adjusted

Net sales	$689,480	$87,520	$(14,755)	$—	$762,245
Freight billed to customers	2,921	—	—	—	2,921

Total revenue	692,401	87,520	(14,755)	—	765,166
Cost of sales	569,237	71,204	(21,889)	—	618,552

Gross profit	123,164	16,316	7,134	—	146,614
Selling, general and administrative expenses	87,566	10,993	(1,097)	—	97,462
Special charges	16,334	—	—	—	16,334

Income from operations	19,264	5,323	8,231	—	32,818
Equity earnings — pretax	1,986	—	(1,986)	—	—
Other (expense) income	(3,236)	3,380	(710)	—	(566)

Earnings before interest, income taxes and minority interest	18,014	8,703	5,535	—	32,252
Interest expense(e)	46,594	4,648	(310)	17,544	68,476

(Loss) income before income taxes and minority interest	(28,580)	4,055	5,845	(17,544)	(36,224)
(Credit) provision for income taxes	(7,747)	1,006	1,819	(6,239)	(11,161)
Minority interest	(66)	—	—	—	(66)

Net (loss) income	$(20,899)	$3,049	$4,026	$(11,305)	$(25,129)

Notes to Unaudited Pro Forma Consolidated and Combined Statements of Operations
(Dollars in thousands)

(a)	Libbey Historical amounts are derived from the audited consolidated statement of operations for the year ended December 31, 2006, which includes the results at Crisa from June 16, 2006 (date of the acquisition) through December 31, 2006.

(b)	Crisa Historical amounts are derived from the Crisa unaudited condensed combined statement of operations for the five and one-half months ended June 15, 2006.

(c)	Reflects the following pro forma Transactions and related step acquisition accounting adjustments:

Five and One-Half
Months Ended
June 15,
2006

Sales from Crisa to Libbey(i)	$(14,029)
Taller(ii)	(726)

Total Revenue	$(14,755)

Cost of sales:
Pension(iii)	$(3,842)
Rent expense(iv)	(439)
Libbey technical assistance(v)	(550)
Taller(ii)	(499)
Depreciation(vi)	(973)
Sales from Crisa to Libbey(i)	(15,586)

Cost of sales	$(21,889)

Selling, general and administrative expenses:
General manager(vii)	$(229)
Vitro management fee charges(viii)	(1,193)
Taller(ii)	(148)
Amortization of purchased intangibles(ix)	473

Selling, general and administrative expenses	$(1,097)

Elimination of Crisa earnings accounted for under equity method of accounting(x)	$(1,986)

Other income:
Libbey technical assistance(v)	$(551)
Other	(159)

Total other income	$(710)

Interest expense:
Loan guarantee fees(xi)	$(310)

Income tax on the pro forma adjustments(xii)	$1,819

(i)	Elimination of Crisa sales to Libbey. These sales were covered under a distribution agreement whereby Libbey had the sole distribution rights on sales into the U.S. and Canada. The related profits on these sales were split between Libbey and Vitro. The difference between sales value and cost represents the profit sharing payment to Vitro that was retained by Libbey as a result of the acquisition.

(ii)	The Taller de Colección business line was specifically excluded from the acquisition.

(iii)	As part of the acquisition, Vitro retained all liabilities for retired employees included in the Crisa unfunded pension plans.

(iv)	As part of the acquisition, Vitro transferred certain land and warehouse equipment to Crisa that was leased by Crisa. The additional depreciation expense related to the warehouse equipment is included in the depreciation adjustment (see (vi) below).

(v)	Elimination of technical assistance fees charged to Crisa by Libbey.

(vi)	The depreciation adjustment is for step acquisition accounting and the estimated fair value adjustment of fixed assets. Due to the planned production capacity realignment, fixed assets were written down to fair value.

(vii)	Reflects contractual reduction in the compensation of the Crisa General Manager upon completion of the transition service agreement period.

(viii)	The 1.5% management fee levied against Crisa revenue by Vitro was eliminated as a result of the termination of certain contracts resulting from the acquisition. Vitro no longer has an equity interest in Crisa as a result of the acquisition and only provides certain transition services.

(ix)	Amortization of intangibles related to patents, customer relationships and non-compete agreements acquired as a result of the acquisition. Trademarks and tradenames are indefinite lived intangible assets and not subject to amortization.

(x)	Elimination of Libbey’s 49% equity earnings in Crisa. As a result of the acquisition, Libbey owns 100% of Crisa and no longer records earnings in Crisa under the equity method.

(xi)	Reflects the elimination of fees charged by Vitro to guarantee a portion of the Crisa debt as a result of the acquisition.

(xii)	Pro forma adjustments applicable to Libbey are tax effected using Libbey’s weighted average statutory tax rate of 35.6%. Crisa pro forma adjustments are tax effected using the Mexican statutory tax rate of 29% for 2006.

(d)	Reflects the pro forma net change to interest expense (and related tax on the interest expense adjustment) as a result of the Transactions:

Five and One-Half
Months Ended
June 15, 2006
New interest expense:
Senior secured notes(i)	$17,426
Private placement notes(ii)	7,779
Senior secured credit facility(iii)	1,420
Commitment fee on unused amount(iv)	112
Fees on outstanding letters of credit(v)	68
Amortization of capitalized financing costs and original issuance discount on private placement notes(vi)	2,259

Total pro forma interest expense on new borrowings	29,064
Less: historical interest expense on borrowings repaid in conjunction with the Transactions and related amortization of deferred financing fees:
Libbey	6,765
Crisa	4,755

Adjustment to interest expense	$17,544

(i)	Represents interest on the senior secured notes. Interest on the senior secured notes is calculated as follows:

Five and One-Half
Months Ended
June 15, 2006
Estimated outstanding balance	$306,000
Assumed interest rate — 6 month LIBOR plus 700 basis points	12.38%
Portion of year not outstanding	46%

Calculated interest	$17,426
For each 0.25% change in the interest rate on the senior secured notes, our interest expense would change by $765 per annum.

(ii)	Represents interest on the private placement notes. Interest on the private placement notes is calculated as follows:

Five and One-Half
Months Ended
June 15, 2006
Estimated outstanding balance	$102,000
Assumed interest rate	16.0%
Portion of year not outstanding	46%

Calculated interest	$7,779
Interest is paid-in-kind for the first three years of the term of the private placement notes. Interest accrues at the rate of 16% per annum and compounds semi-annually. For each 0.25% change in the interest rate on the private placement notes, our interest expense would change by $255 per annum.

(iii)	Represents interest on our senior secured credit facility. Interest on our senior secured credit facility is calculated as follows:

Five and One-Half
Months Ended
June 15, 2006
Estimated outstanding balance	$44,100
Assumed interest rate — 3 month LIBOR plus 175 basis points	7.0%
Portion of year not outstanding	46%

Calculated interest	$1,420

(iv)	Represents commitment fee charges on the unused portion of our senior secured credit facility. Interest on our senior secured credit facility is calculated as follows:

Five and One-Half
Months Ended
June 15, 2006
Estimated average unused portion of senior secured credit facility	$97,500
Commitment fees	0.25%
Portion of year not outstanding	46%

Calculated commitment fees	$112

(v)	Represents fees on outstanding letters of credit. Fees on outstanding letters of credit are calculated as follows:

Five and One-Half
Months Ended
June 15, 2006
Outstanding letters of credit	$8,400
Fees on letters of credit (175 basis points)	1.75%
Portion of year not outstanding	46%

Calculated letters of credit fees	$68

(vi)	Reflects amortization of capitalized financing costs over the term of the new financing arrangements and amortization of original issue discount on the senior secured notes and the private placement notes. Amortization of the capitalized financing costs and original issue discount is calculated as follows:

	Capitalized	Period of	Annual
	Costs	Amortization	Amortization
Senior secured notes offered hereby	$9,748	5 years	$1,950
Private placement notes	2,943	5.5 years	535
Senior secured credit facility	2,976	4.5 years	661

Total capitalized financing costs	$15,667		$3,146

Original issue discount on the senior secured notes offered hereby	$6,120	5 years	$1,224
Original issue discount (including discount attributable to warrant value) on private placement notes	$3,074	5.5 years	559

			$4,929

Amortization pro-rated for the period from January 1 to June 15, 2006			$2,259

(e)	Reflects interest income and the elimination of fees charged by Vitro to guarantee a portion of the Crisa debt.

Year Ended
December 31, 2006
Total pro forma interest expense on new borrowings	$29,064
Interest expense on debt not refinanced	144
Libbey interest income	668
Crisa interest income	107

Total interest income	775
Less: guarantee fees(c)(xi)	310
Plus: historical interest expense, net from June 16 to December 31, 2006	40,353

Interest expense — net of interest income	$68,476